UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         HMG/COURTLAND PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         HMG/COURTLAND PROPERTIES, INC.
                            1870 South Bayshore Drive
                          Coconut Grove, Florida 33133
                     ---------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2001
                     --------------------------------------

                                                                    May 29, 2001
TO THE SHAREHOLDERS:

         The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Monday, June 25, 2001 at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

          1.   To elect a Board of Directors;

          2. To act upon the renewal of the Advisory Agreement between the Company and HMG Advisory Corp.;

          3.   To act upon the Company's newly adopted 2000 Stock Option Plan;

          4.   To act upon the  Company's  Amended and Restated  Certificate  of
               Incorporation, which primarily amends the restrictions on transfer of capital stock to provide a method to control concentration of stock ownership in order to ensure compliance with requirements for real estate investment trusts under the Internal Revenue Code; and

          5. To transact such other business as may properly come before the meeting.

         The record date for determining shareholders entitled to notice of and to vote at the annual meeting is May 14, 2001.

         Enclosed is a copy of the Company's Annual Report to Shareholders (Form 10-KSB) for the fiscal year ended December 31, 2000.

         It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                             By Order of the Board of Directors

                                                      Lawrence I. Rothstein
                                                      President and Secretary

                                 PROXY STATEMENT
                                       OF
                         HMG/COURTLAND PROPERTIES, INC.

         The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on May 29, 2001. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors, and for approval of the renewal of the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor"), the Company's 2000 Stock Option Plan and the Company's Amended and Restated Certificate of Incorporation. Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

         Holders of Shares of record at the close of business on May 14, 2001 are entitled to notice of and to vote at the meeting. On that date, there were 1,019,135 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of May 14, 2001, Transco Realty Trust ("Transco"), 1870 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 44% of the outstanding Shares, and Emanuel Metz, CIBC Oppenheimer Corp., One World Financial Center, 200 Liberty Street, New York, New York 10281, was the beneficial owner of 59,500 Shares, or 5% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

         The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, Courtland Group, Inc. ("CGI") and T.G.I.F. Texas, Inc. ("T.G.I.F.") that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement, the 2000 Stock Option Plan and the Amended and Restated Certificate of Incorporation. Such shareholders own in the aggregate 567,030 shares, or 52% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a Director and the Advisory Agreement, the 2000 Stock Option Plan and the Amended and Restated Certificate of Incorporation are expected to be approved. As noted below, certain Directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Advisor. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding Shares.

                              ELECTION OF DIRECTORS

         The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees have been elected previously by the shareholders.

         An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

         Set forth below is certain information about each current Director, each nominee for Director and the Shares held by all Directors and executive officers.


                                             Shares Held as of May 14, 2001
                                             ------------------------------
                        Principal Occupation or                             Additional Shares in
Name, Age, Year         Employment During the           Shares Owned        which the Nominee
First Became a          Past Five Years Other than      by the Nominee      has, or Participates in,   Total Shares
Director or Officer     with the Company and            or Members of       the Voting or              and Percent of
of the Company          Other Information               His Family (1)      Investment Power(2)        Class
-------------------     ---------------------------     ---------------     ------------------------   --------------
Maurice Wiener          Chairman of the Board           35,100(4)           541,830(3)                 576,930
59-1974                 and Chief Executive Officer                                                    53%
Chairman of the         of the Advisor; Executive
Board of                Trustee, Transco Realty
Directors, and          Trust; Director, T.G.I.F.
Chief Executive         Texas, Inc.; Chairman of
Officer                 the Board and Chief
                        Executive Officer of CGI

Lawrence I.             Director, President,            25,000(4)           541,830(3)                 566,830
Rothstein               Treasurer and Secretary of                                                     52%
48-1983                 Advisor; Trustee and Vice-
Director,               President of Transco;
President,              Director, President, and
Treasurer and           Secretary of CGI; Vice-
Secretary               President of T.G.I.F. Texas,
                        Inc.

                                             Shares Held as of May 14, 2001
                                             ------------------------------
                         Principal Occupation or                            Additional Shares in
Name, Age, Year          Employment During the          Shares Owned        which the Nominee
First Became a           Past Five Years Other than     by the Nominee      has, or Participates      Total Shares
Director or Officer      with the Company and           or Members of       in, the Voting or         and Percent of
of the Company           Other Information              His Family (1)      Investment Power(2)       Class
-------------------     ---------------------------     ---------------     ------------------------   --------------
Walter G. Arader         President, Arader, Herzig           10,400(4)                 0                    13,000
81-1977                  and Associates, inc.                                                                 1%
Director                 (financial and management
                         consultants); Director,
                         United Video, Inc.;
                         Former Secretary of
                         Commerce,
                         Commonwealth of
                         Pennsylvania
John B. Bailey           Real estate consultant;             7,100(4)                  0                    7,100
74-1971                  Retired CEO, Landauer                                                                *
Director                 Associates, Inc. (real
                         estate consultants) (1977-
                         1988)
Harvey Comita            Business, Consultant;               5,000(4)              477,300(5)              482,300
71-1992                  Trustee, Transco Realty                                                             44%
Director                 Trust; President and
                         Director of Pan-Optics,
                         Inc. (1971-1991); Director
                         of Mediq, Incorporated
                         (1981-1991)
All 5 Directors and                                          92,600(4)             541,830(3)              634,430
Executive Officers                                                                                           58%
as a Group

----------------------

*        Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.

(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.

(3) This number includes the number of Shares held by Transco (477,300 Shares), CGI (54,530 shares) and T.G.I.F. Texas, Inc. ("T.G.I.F.") (10,000 shares). Several of the Directors of the Company are directors, trustees, officers or shareholders of Transco, CGI and T.G.I.F.

(4) This number excludes options that may be granted under the 2000 Stock Option Plan. If the Plan is approved by the shareholders, the Stock Option Committee intends to grant options as follows: Mr. Wiener, 30,000; Mr. Rothstein, 25,000; 5,000 each to Mr. Arader, Mr. Bailey, and Mr. Comita; and a total of 16,000 to two officers who are not directors. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 2000 Stock Option Plan.

(5) This number represents the number of shares held by Transco, of which Mr. Comita is a Trustee.

         Mr. Wiener is the executive trustee of Transco and holds 37% of its stock. Mr. Wiener is also director and officer of CGI which owns 32% of Transco's stock. Mr. Wiener is Chairman of the Board, Chief Executive Officer and a 65% shareholder of CGI. Mr. Wiener is a director and 18% shareholder of TGIF. Mr. Wiener is the cousin of Bernard Lerner, Vice President of the Company and Vice President of the Advisor.

         For information concerning relationships of certain directors and officers of the Company to the Advisor, see "Approval of Advisory Agreement."

         As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases, persons who are neither directors nor officers of the Company.

Meetings of the Board of Directors

         The Board of Directors held four meetings during 2000. During this period all of the Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member.

Committees of the Board of Directors

         The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee or a Nominating Committee.

         Messrs. Arader, Bailey and Comita serve as members of the Stock Option Committee. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee did not meet during 2000.

         Report of Audit Committee. In accordance with a Charter (see Annex B) adopted by the Company's Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report.

          The primary responsibilities of the Audit Committee are to review the annual financial statements of the Company and to examine and consider such other matters in relation to the audit of the Company's accounts and in relation to the financial affairs of the Company and its accounts as the Committee may, in its discretion, determine to be desirable and in accordance with its Charter. The Audit Committee met three times during 2000.

         The Committee also held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Committee also has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and also considered whether the provision of the non-audit related services included below under "Fees of Accountants" is compatible with maintaining their independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

         The aggregate fees billed by BDO Seidman LLP to the Company for the year ended December 31, 2000 are as follows:

                               Fees of Accountants

Audit Fees ...........................................................  $82,000
Financial Information Systems Design and Implementation Fee ..........      -0-
All Other Fees
         Audit Related ...............................................      -0-
         Other(1).....................................................  $50,000
                  Total All Other Fees ...............................  $50,000
         Total Fees .................................................. $132,000

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the two years ended December 31, 2000 be included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the

Board of Directors the selection of BDO Seidman, LLP as the Company's independent auditors for 2001, and the Board concurred in its recommendation.

         The members of the Audit Committee are Walter Arader, Chairman, and Harvey Comita.

--------
1 Consists principally of fees related to tax compliance and planning.

Messrs. Arader and Comita are independent members as defined in Section 121(A) of the American Stock Exchange listing standards.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the 1990 and 2000 Stock Option Plan.

         Compensation of Directors. Each Director receives an annual fee of $5,000, $8,000 effective January 1, 2001, plus expenses and $500 for each meeting attended of the Board of Directors.

         Exercise and Grant of Options. The following table sets forth option exercises by the executive officers during 2000. During 2000, the Stock Option Committee, under the 1990 Stock Option Plan, did not grant any options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR



Name                           Shares Acquired on Exercise    Value Realized (1)

Maurice Wiener                          30,000                    $86,250
Chief Executive Officer

Lawrence I. Rothstein                   15,000                    $50,625
Director, President


(1) This value is based on the December 31, 2000 closing price for the Company's Shares on the American Stock Exchange of $8.375 per Share.

         Section 16(a) Beneficial Ownership reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that during 2000, its officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco")

         Transco is a publicly-held 44% shareholder of the Company. Mr. Wiener is the executive trustee and an officer of Transco and holds approximately 37% of Transco's stock. Mr. Rothstein serves as a trustee and an officer of Transco. Mr. Comita serves as a trustee of Transco.

Courtland Group, Inc. ("CGI")

         CGI owns approximately 32% of Transco's stock and approximately 5% of the Company's common stock. Mr. Weiner is Chairman of the Board and a 65% shareholder of CGI. Mr. Rothstein serves as Director and president of CGI. CGI served as the Company's investment advisor until December 31, 1997.

HMG Advisory Corp. (the "Advisor")

         The Advisor is majority-owned by Maurice Wiener, its Chairman and CEO. As of December 31, 2000 and 1999 the Advisor owed the Company approximately $155,000 and $228,000, respectively. Such sum bears interest at the prime rate plus 1% and is due on demand.

         Effective December 1, 1999, the Advisor began leasing it's executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments. Additionally, the Advisor is responsible for all property insurance, utilities, maintenance and security expenses relating to the leased premises. The lease term is five years.

Courtland Investments, Inc. ("CII")

         The Company owns a 95% non-voting interest in CII. The other 5% (which represents 100% of the voting stock) is owned by a wholly-owned subsidiary of Transco. In May 1998, the Company and the Transco subsidiary entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with its status as a real estate investment trust.

         CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc. Grove Isle Yacht Club Associates and Grove Isle Marina, Inc. CII also owns 15% of Grove Isle Associates, Ltd., and the other 85% is owned by the Company.

HMG-Fieber Associates ("Fieber")

         The Company also owns a 70% interest in Fieber and the other 30% is owned by NAF Associates ("NAF").

         The following discussion describes all material transactions, receivables and payables involving related parties. Except for the issues raised in the litigation described below, all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties.

The Advisor

         The day-to-day operations of the Company are handled by the Advisor. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Advisor.

CGI

         As of December 31, 2000 and 1999, CGI owed the Company $278,000 and $253,000, respectively. Such sums bear interest at the prime rate plus 1% and are due on demand.

CII - T.G.I.F. Texas, Inc.

         CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ("T.G.I.F."). Mr. Wiener is a director and officer of T.G.I.F. and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F. As of December 31, 2000 and 1999, T.G.I.F. had amounts due from Mr. Wiener in the amount of approximately $672,000 and $520,000, respectively. These amounts are due on demand and bear interest at the prime rate. Also, T.G.I.F. owns 10,000 shares of the Company. The Advisor receives a management fee of $18,000 per year from T.G.I.F.

         As of December 31, 2000 and 1999 CII owed approximately of $3.6 million and $3.4 million, respectively to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.

CII - Grove Isle

         In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 payable in 10 years at an annual rate equal to the prime rate. The principal matures on January 2, 2006. Interest payments are due each January 2. Because the Company consolidates CII, the note payable and related interest income are eliminated in consolidation.

Transco - South Bayshore Associates ("SBA")

         SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $452,000 in principal and interest as of December 31, 2000 compared to a balance of $444,000 as of December 31, 1999.

         The Company holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 2000 of approximately $1,100,000, in principal and accrued interest, compared to a balance of $1,000,000, in principal and accrued interest, as of December 31, 1999. No payments were made in 2000 and 1999, and accrued and unpaid interest was not capitalized. Because the Company consolidates SBA, the note payable and related interest income are eliminated in consolidation.

Exercised Stock Options and Related Promissory Notes

         On August 24, 2000, certain officers and directors of the Company exercised all of their stock options and purchased a total of 70,000 shares of the Company's common stock for $358,750. The company received $70,000 in cash and $288,750 in promissory notes for the balance. These promissory notes bear interest at 6.18% per annum payable quarterly in arrears on the first day of January, April, July and October. The outstanding principal is due on August 23, 2005 and the notes are collateralized by the stock.

                         APPROVAL OF ADVISORY AGREEMENT

         The Advisory Agreement. At the 2000 annual meeting of shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor") was renewed for a one-year term expiring on December 31, 2001. On March 23, 2001, the Board of Directors approved, subject to shareholder approval, the renewal of the Advisory Agreement between the Company and the Advisor for a term commencing January 1, 2002, and expiring December 31, 2002. Under the terms of the Advisory Agreement, the renewal must be approved by the holders of a majority of the Shares. If the shareholders approve the renewal of the Advisory Agreement, it will be renewed for a one-year term.

         The Advisor is majority owned by Mr. Wiener with the remaining shares owned by certain officers, including Mr. Rothstein. The officers and directors of the Advisor are as follows: Maurice Wiener, Chairman of the Board and Chief Executive officer; Lawrence I. Rothstein, President, Treasurer, Secretary and Director; Carlos Camarotti, Vice President - Finance and Assistant Secretary; and Bernard Lerner, Vice President.

         The following description of the Advisory Agreement contains a summary of its material terms.

         General Provisions. The Advisory Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Advisor. The Advisory Agreement provides that officers, directors, employees and agents of the Advisor or of its affiliates may serve as Directors, officers or agents of the Company.

         Duties of Advisor. The Advisor in performing its duties under the Advisory Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Advisor counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Advisor also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Advisor provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Advisor may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

         Allocation of Expenses. Under the Advisory Agreement, the Advisor pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Advisor; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Advisor; and travel (to the extent not paid by any party other than the Company or the Advisor) and advertising expenses incurred in seeking investments for the Company.

         The Company is required to pay all expenses of the Company not assumed by the Advisor, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Advisor, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (l) general legal, accounting and auditing fees and expenses; (m) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Advisor, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Advisor.

         Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

         Remuneration of the Advisor. For services rendered under the current advisory agreement, the Advisor is entitled to receive as regular compensation a monthly fee equal to the sum of (a) $55,000 (equivalent to $660,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month. In 1999 and 2000, the Advisor's annual regular compensation amounted to $660,000.

         The Advisory Agreement also provides that the Advisor shall receive incentive compensation for each fiscal year of the Company equal to the sum of
(a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Advisor, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

         If and to the extent that the Company requests the Advisor, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Advisor under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Advisor. The Advisor received $30,000 in 1999 and 2000 for managing certain of the Company's affiliates.

         Set forth below is the aggregate compensation paid to the Advisor during the two fiscal years ended December 31, 1999 and 2000.

         Form of Compensation                              Amount

                                                     2000            1999

Regular Compensation                              $660,000        $660,000

20% of Unrefunded Commitment Fees                      -0-             -0-

Incentive                                          333,000         365,000

Management Fees                                     30,000          30,000

Total                                           $1,023,000      $1,055,000

         Brokerage Fees Paid the Advisor. Under the Advisory Agreement, the Advisor and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Advisor and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Advisor or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Advisor and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

         Management of the Advisor. Set forth below are the names, offices with the Advisor and principal occupations of the current executive officers and directors of the Advisor.

               Name and Offices
               with the Advisor                                             Principal Occupation
Maurice Wiener                                                          See "Election of Directors."
              Chairman of the Board of
              Directors and Chief
              Executive Officer
Lawrence Rothstein                                                      See "Election of Directors."
              President, Treasurer,
              Secretary and Director
Bernard Lerner                                                         Vice President of the Company.
Carlos Camarotti                                           Vice President and Assistant Secretary of the Company.
              Vice President-Finance and
              Assistant Secretary

         The Directors recommend that the shareholders approve the Agreement. An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Agreement.


                            APPROVAL OF THE COMPANY'S
                             2000 STOCK OPTION PLAN

         In order to provide additional incentives to the Company's officers, key employees and directors to work toward the Company's continued success and to remain in its employ, the Board of Directors has adopted the HMG/Courtland Properties, Inc. 2000 Stock Option Plan (the "Plan"), subject to shareholders' approval. Options will become exercisable only if the Plan is approved by the Shareholders. The following summary of the Plan is qualified by reference to its text which is available upon request from the Secretary of the Company.

         The Plan will be administered by the Stock Option Committee (the "Committee") of the Board of Directors composed of three Directors. The current members of the Committee are Messrs. Arader, Bailey and Comita. The Committee is authorized to grant options to officers, key employees and Directors of the Company. Officers and key employees of the Company will be eligible for selection by the Committee to participate in the Plan as grantees of "Incentive Stock Options" or "Nonqualified Options." Incentive Stock Options are options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986. Nonqualified Options are options that are not Incentive Stock Options. Members of the Boards of the Company and of the Advisor and officers and key employees of the Advisor shall also be eligible for selection by the Committee to participate in the Plan as grantees of Incentive Stock Options or of Nonqualified Options, but only if they are also officers or employees of the Company or a Subsidiary. Members of the Boards of the Company, a Subsidiary or the Advisor and employees of the Advisor who are not also officers or employees of the Company or a Subsidiary shall be eligible for selection by the Committee to participate in the Plan as grantees only of Nonqualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Committee shall so determine. Approximately 10 officers, key employees and Directors are presently eligible for participation. Not more than 120,000 Shares may be issued under the Plan. Moreover, the aggregate fair market value of shares with respect to which Incentive Stock Options may become exercisable for the first time by a grantee during any calendar year may not exceed $100,000. The closing price of Shares on the American Stock Exchange on May 14, 2000 was $7.05. Options may be granted until March 30, 2010. The Plan provides for appropriate adjustment to the number of Shares subject to options and available for future grants and to the purchase prices if there is a change in the number or terms of outstanding Shares as a result of stock dividends or stock splits, mergers or other recapitalizations of the Company.

         The terms of options will be set by the Committee subject to certain limitations. Options may be exercisable at a price not less than the fair market value of the Shares on the date of the grant. Upon termination of an option holder's employment, his option will automatically expire unless termination was by reason of death, retirement or disability. In the event of the death of a grantee, the option may be exercised for a period of six months. If a grantee's employment should be terminated due to retirement or disability, the option may be exercised to the extent exercisable at the time of termination for a period of up to one year.

         The purchase price of Shares acquired upon exercise of an option may be paid (i) in cash, (ii) by exchanging Shares already owned by the option holder, for which credit will be given in an amount equal to the then fair market value of the Shares exchanged, (iii) by a promissory note issued by the purchaser to the Company, or (iv) in a combination of the foregoing.

         Any promissory note used to pay the purchase price will bear interest, payable quarterly, at the minimum rate necessary to avoid the imputation to the Company of interest income for federal income tax purposes. The principal of the note will be due five years from the date of exercise unless an earlier payment date is set by the Committee at the time of exercise or is required by regulations of the Federal Reserve System governing the extension of credit to buy margin stock. The note will also become due one year after termination of the purchaser's employment with the Company, a subsidiary or the Advisor, as the case may be. Payment of a note delivered upon exercise of an option will be secured by the pledge of the Shares purchased, and the note may provide that the purchaser will have no personal liability on the note beyond the pledged Shares.

         Federal Income tax consequences of grant of options. Under the Plan, the Company may grant the option to purchase Shares at a designated price in the future. The Company may grant either Incentive Stock Options or Nonqualified Options. The tax consequences of these two types of options are different, from both the grantees' and the Company's perspectives.

         In the case of a Nonqualified Option, for purposes of federal income taxes, a grantee will realize no income upon the grant of an option to him. When he exercises an option and pays for it in full in cash, he will realize ordinary income equal to the excess of the fair market value of the Shares purchased, at the time of exercise, over the option price. The Company will receive a deduction equal to the ordinary income realized by the grantee upon exercise. If the grantee uses previously owned Shares to pay all or a portion of the purchase price, no capital gain will be realized upon the exchange of such Shares for an equal number of option Shares. However, the grantee will realize ordinary income equal to the full amount of the difference between the fair market value of the Shares received and the option price attributable to such Shares. Generally, payment of part of the purchase price by a note will be treated the same as payment with cash. However, if the option holder is not personally liable under a note delivered in partial payment of the purchase price, the Internal Revenue Service may take the view that no income is realized until such time as the note is paid substantially or in full.

         In the case of an Incentive Stock Option, for purposes of federal income taxes, a grantee will realize no income upon the grant of the option, nor upon its exercise provided the employment and holding period requirements described below are met. However, to avoid taxation at exercise, the grantee must, generally speaking, have remained in the Company's or a subsidiary's employ from the time the option is granted until three months before its exercise. (The employment requirement does not apply in the case of the employee's death.) Also, the employee cannot dispose of the shares acquired upon exercise of the option until at least two years after the option was granted and one year after the option was exercised. If these employment and holding period requirements are met, no income will be realized by the option holder until the shares acquired upon exercise of the option are sold.

         The Company gets no deduction in connection with an Incentive Stock Option provided the employment and holding period requirements are met. If either of these requirements is not met the Company can deduct, as a business deduction, an amount equal to the gain realized by the grantee at the time the option was exercised.

         As a result of the Company's acceptance of notes in payment of the purchase price, the Company will be required to comply with applicable regulations of the Federal Reserve System. These regulations may require the Company to register with the Federal Reserve System and may impose certain restrictions on the disposition of Shares pledged to the Company.

         Grant of Options. Subject to approval of the Plan by the shareholders, the Committee intends to grant options to certain officers and Directors of the Company as follows:


            Officers and/or Directors                   No. of Shares

Maurice Wiener                                          30,000 shares
              Chairman of the Board and
              Chief Executive Officer

Lawrence Rothstein                                      25,000 shares
              Director, President ,
              Treasurer and Secretary

Bernard Lerner                                          8,000 shares
              Vice President

Carlos Camarotti                                        8,000 shares
              Vice President, Controller
              and Assistant Secretary

Walter Arader                                           5,000 shares
              Director

John Bailey                                             5,000 shares
              Director

Harvey Comita                                           5,000 shares
              Director

         The exercise prices will equal or exceed the market value of the Shares on the date of grant.

         The Directors recommend that the shareholders vote to approve adoption of the Plan. An affirmative vote by the holders of a majority of all Shares is required to approve the Plan.

                        APPROVAL OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                  In order for the Company to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code ("Code"), not more than 50% of the value of the outstanding shares and other securities convertible in such shares may be owned by five or fewer individuals during the last half of the taxable year, and the shares and such other convertible securities must be owned by 100 or more persons during at least 335 days of a taxable year. In order to meet these requirements, the Board of Directors is currently given the power to redeem a sufficient number of shares selected by lot or other means deemed equitable by them, to maintain or bring the ownership of the shares into conformity with such requirements and to prohibit the transfer of shares to persons whose acquisition thereof, in the opinion of the Directors, results in a violation of such requirements. The redemption price to be paid will be the fair market value as reflected in the latest market quotations, or, if no quotations are available, as determined in good faith by the Directors. Upon demand the shareholders are required to disclose to the Company such information regarding their ownership of shares as the Directors may deem necessary to comply with the REIT provisions of the Code.

         Since the original formation of the Company in 1972 the shareholdings have now become concentrated to a point that could jeopardize the Company's status as a REIT. After considering certain changes in the tax laws and rulings of the Internal Revenue Service since 1972 and the current stock holdings, the Board of Directors is recommending that the Certificate of Incorporation of the Company be amended so as to reinforce these restrictions and prohibitions in order to assure that the Company maintains its status as a REIT. Accordingly, the Board of Directors unanimously recommends that the shareholders vote for the adoption of the following proposed amendments to the Certificate of Incorporation.

         The following proposed amendments provide a method by which the Company can control the concentration of stock ownership in order to ensure compliance with the REIT provisions under the Internal Revenue Code. Although the existing provisions of the Company's Certificate of Incorporation as outlined above provide the Board of Directors with power to take actions with regard to controlling any stock concentration, the proposed amendments below provide that any direct, indirect or constructive ownership of shares acquired on or after the Effective Date in excess of the ownership limit or that would otherwise result in the disqualification of the Corporation as a REIT, would be null and void, and the intended transferee would acquire no rights to the capital stock. Any shares that are owned in excess of the ownership limit will automatically be converted into Excess Stock that will then be transferred, by operation of law, to a trustee of a trust for the exclusive benefit of one or more charitable organizations. The purchasing stockholder in question would not receive the common stock and would only receive from the trustee the proceeds if and when a sale of the Excess Stock is completed to a person that would not violate the ownership limitation.

Amended and Restated Certificate of Incorporation

         The following summary of the terms of the Corporation's Amended and Restated Certificate of Incorporation does not purport to be complete and is subject to and qualified in its entirety by reference to the Corporation's Amended and Restated Certificate of Incorporation attached as Annex A.

General

         The Amended and Restated Certificate of Incorporation provides that the Corporation may issue up to 1,500,000 shares of common stock, $1 par value per share ("Common Stock") 2,000,000 shares of preferred stock, $1 par value per share ("Preferred Stock") and 500,000 shares of excess stock, $1 par value per share ("Excess Stock"). Upon approval by the shareholders, 1,089,135 shares of Common Stock will continue to be issued and outstanding and there will be no Preferred Stock or Excess Stock outstanding. Except as otherwise may be determined by the Board of Directors with respect to any series of Preferred Stock, no shares will have preference, conversion, exchange, sinking fund, redemption or preemptive rights.

Common Stock

         Subject to the preferential rights of any other shares or series of stock and to the provisions of the Amended and Restated Certificate of Incorporation regarding Excess Stock, holders of Common Stock are entitled to receive dividends on such stock if and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Corporation legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Corporation.

         Subject to the provisions of the Amended and Restated Certificate of Incorporation regarding Excess Stock, each share of outstanding Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Holders of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Corporation. Subject to the provisions of the Amended and Restated Certificate of Incorporation regarding Excess Stock, Common Stock will have equal dividend, liquidation and other rights.

Preferred Stock

         The Amended and Restated Certificate of Incorporation authorizes the Board of Directors to classify any unissued Preferred Stock and to reclassify previously classified but unissued Preferred Stock of any series. Prior to issuance of shares of each series, the Board is required to designate the terms, preferences, conversion or other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Accordingly, the Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Corporation that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the date hereof, no shares of Preferred Stock are outstanding and the Corporation has no present plans to issue any Preferred Stock.

Excess Stock-Restrictions on Transfer

         For the Corporation to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (the "Five or Fewer Test"), and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. The Five or Fewer Test is applied using certain attribution rules of the Code. In order to protect the Corporation against the risk of losing its status as a REIT due to concentration of ownership among its stockholders the Amended and Restated Certificate of Incorporation, subject to certain exceptions, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than two percent (2%) (the "Ownership Limit") of the lesser of the aggregate number or value of the Corporation's outstanding Common Stock. In the event the Corporation issues Preferred Stock, it may, in the certificate of designation creating such Preferred Stock, determine a limit on the ownership of such shares. Any acquisition of shares of capital stock after the Effective Date that results in any direct or indirect ownership of shares in excess of the Ownership Limit or that would result in the disqualification of the Corporation as a REIT, including any transfer that would result in capital stock being owned by fewer than 100 persons or results in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply to (i) shares owned or issuable upon exercise of outstanding options by existing shareholders as of the close of business on the Effective Date in excess of the Ownership Limit, or (ii) if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and a majority of the Corporation's voting stockholders approve such determination by the Board. If approved by the shareholders at the annual meeting, the Effective Date is expected to be June 25, 2001. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and the Corporation's tax counsel is presented that the changes in ownership pursuant to such waiver will not jeopardize the Corporation's REIT status and the Board of Directors otherwise decides that such action is in the best interests of the Corporation.

         Any person who acquires or attempts to acquire any capital stock of the Corporation on or after the Effective Date in violation of the Ownership Limit or whose acquisition would result in the disqualification of the Corporation as a REIT, and any person who is or attempts to become a transferee of capital stock of the Corporation such that Excess Stock results, must immediately give written notice, or, in the event of a proposed or attempted transfer, at least 15 days prior written notice, to the Corporation of such event and must provide the Corporation with such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or transfer, whether consummated or attempted, on the Corporation's status as a REIT.

         Shares owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A), 170(c) and 501(c)(3) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to discovery by the Corporation that shares have been transferred in violation of the provisions of the Corporation's Amended and Restated Certificate of Incorporation shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void ab initio with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares constituting Excess Stock prior to the discovery by the Corporation that shares of capital stock have been transferred in violation of the provisions of the Corporation's Amended and Restated Certificate of Incorporation shall be void ab initio. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares converted into such Excess Stock would be permitted under the Ownership Limit. If such transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary. The original transferee-stockholder shall receive the lesser of (i) the price paid by the original transferee-stockholder for the shares that were converted into Excess Stock or, if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift or devise), the average closing price on the principal U.S. or foreign securities exchange on which the class of shares from which such shares were converted is then listed or admitted to trading for the ten trading days immediately preceding such sale or gift; and (ii) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to the Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring the shares of Excess Stock and to hold the shares of Excess Stock on behalf of the Corporation.

         In addition, the Corporation will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift or devise), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift and (ii) the average of the last reported closing sales price on the principal U.S. or foreign securities exchange on or over which the class of capital stock from which such shares of Excess Stock were converted is listed or admitted to trading for the ten trading days immediately preceding the date the Corporation elects to purchase such shares. The Corporation may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. The Corporation may pay the amount of such reductions to the trustee for the benefit of the Charitable Beneficiary. The 90 day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to the Corporation of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

         These restrictions will not preclude settlement of transactions through any U.S. or foreign securities exchange or quotation system on which the Corporation's stock is listed or admitted for trading. The fact that settlement of a transaction may so occur will not negate the effect of any of these restrictions and any transferee in such a transaction will be subject to all of these restrictions.

         All certificates representing capital stock will bear a legend referring to the restrictions described above.

         Each stockholder shall upon demand be required to disclose to the Corporation in writing any information with respect to the direct, indirect and constructive ownership of capital stock of the Corporation that the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Corporation unless the Board of Directors determines that maintenance of REIT status is no longer in the best interest of the Corporation.

         The Directors recommend that shareholders approve the Amended and Restated Certificate of Incorporation. An affirmative vote of the holders of two-thirds of the outstanding shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Amendment.

                             INDEPENDENT ACCOUNTANTS

         The Company has engaged BDO Seidman, LLP ("BDO"), its independent accountant for the fiscal year ended December 31, 2000, as its independent accountant for the fiscal year ending December 31, 2001. Representatives of BDO are not expected to be present at the meeting.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

         In order for proposals of shareholders to be considered for inclusion in the proxy materials for presentation at the 2002 annual meeting of shareholders, such proposals must be received by the Company no later than April 1, 2002.


                            -------------------------

         A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2000, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133.

                           --------------------------

           YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING AND
                  RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                                                                         ANNEX A


                                     FORM OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         HMG/COURTLAND PROPERTIES, INC.

                  The following is the Amended and Restated Certificate of Incorporation ("Certificate") of HMG/COURTLAND PROPERTIES, INC., originally incorporated as HOSPITAL MORTGAGE GROUP, INC., whose name was successively changed to HMG PROPERTY INVESTORS, INC. and HMG/ COURTLAND PROPERTIES, INC. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 15, 1979.

                  This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law. It restates and amends certain provisions of the Corporation's Certificate of Incorporation as heretofore amended.

                                    ARTICLE I

                  1. Name. The name of the corporation is HMG/COURTLAND PROPERTIES, INC.

                                   ARTICLE II

                  2. Principal Office and Registered Agreement. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New

Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  3. Purpose. The nature of the business or purposes to be conducted or promoted is:

                           To engage in the business of investing in, purchasing or otherwise acquiring, for cash or for other property, or through the issuance of securities of the corporation, and holding or retaining for investment, full or participating interests of any type, in real, personal or mixed, tangible or intangible, property of any kind wherever located, including, without limitation, the following: (a) obligations or securities which are secured by mortgages on real property; (b) rents, lease payments, or other income from, or profits from, or the equity or ownership of real property or any other interest therein; (c) deeds of trust or other security interests in real property or in rights or interests, including leasehold interests, in real property and buildings, structures, improvements, furniture, fixtures located on or used in connection with land and rights in land, or interests therein; and (d) securities of every nature, whether or not secured by mortgages; and

                           To otherwise engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                  4. Authorized Capital. Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is as follows:

                            a. One Million, Five Hundred Thousand (1,500,000)
shares of Common Stock, par value $1 per share, or $1,500,000 in the aggregate.

                            b. Five Hundred Thousand (500,000) shares of Excess
Stock, par value $1 per share, or $500,000 in the aggregate.

                            c. Two Million (2,000,000) shares of Preferred
Stock, par value $1 per share, or $2,000,000 in the aggregate. The Preferred Stock may be issued in one or more classes, and in one or more series within a class, with such voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and special or relative rights as may be stated in a resolution or resolutions providing for the issue of such shares adopted from time to time by the Board of Directors and without the necessity of any action by the stockholders. The Board of Directors may fix the status of any shares of Preferred Stock redeemed, canceled, surrendered for conversion or otherwise retired, and if previously issued shares are reacquired and canceled by the Corporation, such a number of shares shall thereafter be considered as authorized and unissued shares.

                  Notwithstanding the provisions of any such resolution, all Preferred Stock shall be subject to redemption at the direction of the Board of Directors at such time or times as the Board shall be of the opinion that ownership of the capital stock of the Corporation has or may become concentrated to an extent which may prevent the Corporation from qualifying as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

In such event, the Board shall have the power, by lot or other means deemed equitable by it, to call for redemption sufficient shares of Preferred Stock to bring the direct or indirect ownership thereof into conformity with the requirements for such a REIT. The redemption price paid shall be as specified by the Board of Directors in its resolution designating the Preferred Stock.

                            d. The aggregate par value of all authorized shares
of stock of the Corporation having par value is $4,000,000.

                            Section 2. Common Stock. Subject to the provisions
of Article V, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

                            Section 3. Preferred Stock. The Board of Directors
may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series, in one or more series of stock.

                                    ARTICLE V

                  5. RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF
                     SHARES

                            Section 1. Definitions. For purposes of this Article
V, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as the owner, for United States federal income tax purposes, of such shares of Equity Stock or who is or would be treated as an owner of such shares of Equity Stock under Section 542(a)
(2) of the Code, either directly, indirectly or constructively through the application of Section 544 of the Code, as modified by Sections 856 (h) (1)
(B) and 856 (h) (3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.

                  "Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 14 of this Article V.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the Common Stock of the Corporation, authorized pursuant to and the rights of which are provided in Article IV.

                  "Effective Date" shall mean the date as of which this Amendment and Restated Certificate of Incorporation is filed of record in Delaware.

                  "Equity Stock" shall mean stock that is either Common Stock or Preferred Stock.

                  "Excess Stock" shall mean those shares of Common Stock and/or Preferred Stock which are classified as Excess Stock as provided in and pursuant to Section 3.

                  "Market Price" as to any date shall mean the average of the last reported closing sales price of Common Stock, or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date as reported on the principal United States or foreign securities exchange or quotation system on or over which the Common Stock, or Preferred Stock, as the case may be, is listed or admitted to trading, or if not then listed or traded over any such exchange or quotation system, then the market price of the Common Stock, or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors.

                  "Ownership Limit" shall initially mean two percent (2%) of the lesser of the aggregate number or value of the outstanding shares of Common Stock of the Corporation and, after any adjustment as set forth in Section 9 of this Article V, shall mean such percentage as so adjusted. The Board of Directors of the Corporation may, in its sole discretion, in the certificate of designation for the Preferred Stock, determine a limit on the ownership of one or more classes or series of its Preferred Stock (the "Preferred Stock Limit"). From and after such determination, references to the Ownership Limit herein will include the Preferred Stock Limit, as applicable. If the Board of Directors does not establish a limit on ownership, then the Preferred Stock shall not be restricted from transfer under this Article V. The number and value of shares of the Equity Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code, a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity but does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 30 days following the purchase by such underwriter of shares of the Common Stock and/or Preferred Stock.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock as described below in
Section 3 of this Article V, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had not been void under Section 2 of this Article V.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 3 of this Article V, the record holder of the Equity Stock if such Transfer had not been void under Section 2 of this Article V.

                  "Restriction Termination Date" shall mean the first day after the Effective Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock) , whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

                  "Trust" shall mean the trust created pursuant to Section 14 of this Article V.

                  "Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 14 of Article V to serve as trustee of the Trust, and any successor thereto.

                            Section 2. Ownership Limitation.


                            (i) Except for shares of Common Stock beneficially
owned in excess of the Ownership Limit at the close of business on the Effective Date and except as provided in Section 11 of this Article V, after the Effective Date and prior to the Restriction Termination

Date, no Person shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Ownership Limit.

                            (ii) Except as provided in Section 11 of this
Article V, after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Stock and/or Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

                            (iii) After the Effective Date and prior to the
Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

                            (iv) After the Effective Date and prior to the
Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856 (h) of the Code shall be void ab initio as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

                            Section 3. Excess Stock.

                            (i) If, notwithstanding the other provisions
contained in this Article V, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Common Stock and/or Preferred Stock in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 11, such shares of Common Stock and/or Preferred Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall be converted automatically into Excess Stock and be treated as provided in this Article V. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                            (ii) If, notwithstanding the other provisions
contained in this Article V, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of
Section 856(h) of the Code, then the shares of Common Stock and/or Preferred Stock being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856 (h) of the Code (rounded up to the nearest whole share) shall be converted automatically into Excess Stock and be treated as provided in this Article V. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                            Section 4. Prevention of Transfer. If the Board of
Directors or its
designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article V or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of stock of the Corporation in violation of Section 2 of this Article V, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 2 (ii) and (iv) of this Article V shall automatically result in the conversion and treatment described in Section 3, irrespective of any action (or non-action) by the Board of Directors.

                            Section 5. Notice to Corporation. Any Person who
acquires or attempts to acquire shares of stock of the Corporation in violation of Section 2 of this Article V, or any Person who is or attempts to become a transferee such that Excess Stock results under Section 3 of this Article V, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

                            Section 6. Information for Corporation. From the
date of the Effective Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Common Stock and/or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock and/or Preferred Stock for a Beneficial Owner shall, upon demand, provide in writing to the Corporation any such information with respect to the direct, indirect and constructive ownership of Equity Stock of the Corporation as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


                            Section 7. Other Action by Board. Subject to the
provisions of Section 19 of this Article V, nothing contained in this Article V shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

                            Section 8. Ambiguities. In the case of an ambiguity
in the application of any of the provisions of this Article V, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

                            Section 9. Change in Ownership Limit. Subject to the
limitations provided in Section 10 of this Article V, the Board of Directors may from time to time increase or decrease the Ownership Limit.

                            Section 10. Limitations on Changes in Ownership
Limit.

                            (i) The Ownership Limit for a class or series of
Equity Stock may not be increased if, after giving effect to such increase, five or fewer individuals would Beneficially Own, in the aggregate, more than 50.0% in value of the outstanding shares of Equity Stock.

                            (ii) Prior to any modification of the Ownership
Limit pursuant to Section 9 of this Article V, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or to ensure the Corporation's status as a REIT.

                            Section 11. Exemptions and Exclusions - Termination
of Status as Real Estate Investment Trust.

                            (i) Exemptions by Board. The Board of Directors may,
in its sole discretion, waive the Ownership Limit with respect to any particular Person or Persons if evidence satisfactory to the Board of Directors and the Corporation's tax counsel is presented that the changes in ownership pursuant to such waiver will not cause the Corporation not to continue to be qualified as a REIT and the Board of Directors otherwise decides that such action is in the best interests of the Corporation.

                            (ii) Exclusion of Existing Shareholders and
Termination of Status as a Real Estate Investment Trust. The restrictions on transferability and ownership in this Article V shall not apply to (a) shares owned or shares issuable upon exercise of outstanding options by existing shareholders that as of the close of business on the Effective Date, own shares in excess of the Ownership Limit, or (b) if the Board of Directors determines that is no longer in the best interest of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and a majority of the Corporation's voting stockholders approve such determination by the Board.

                           Section 12. Legend.

                            (i) In addition to any other legend required by
applicable law, each certificate for shares of Common Stock shall bear substantially the following legend:

                           The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation maintaining its status as a real estate investment trust (a "REIT") under the United States Internal

                           Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Certificate of Incorporation (the "Certificate") of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 2% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the lesser of the aggregate number or value of the outstanding shares of Common Stock of the Corporation. Any Person who acquires or attempts to acquire shares of Common Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Excess Stock results under the provisions of the Articles, shall immediately give written notice or, in the event of a proposed or attempted transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Certificate, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be converted into and treated as shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

                           (ii) In addition to any legend required by applicable law, each certificate for shares of Preferred Stock shall bear such legend as may be set forth in the Certificate of Designation with respect to the transferability of such Preferred Stock.

                  Section 13. Severability. If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Corporation, and the validity and enforcability of remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with such determination.

                  Section 14. Trust for Excess Stock. Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article V, such Excess Stock shall be deemed to have been transferred by operation of law to the Trustee of a trust (the "Trust") for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation and shall be a person unaffiliated with the Corporation, any purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Excess Stock such that (a) the shares of Equity Stock, from which the shares of Excess Stock held in the Trust were so converted, would not violate the restrictions set forth in Section 2 of this Article V in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170 (b) (1) (A) , 170 (c) and 501 (c) (3) of the Code. The Trustee of the Trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the purported Transfer that results in Excess Stock pursuant to Section 3 of this Article V. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except as expressly provided for in this Article V.

                  Section 15. Dividends on Excess Stock. Shares of Excess Stock will be entitled to dividends and distributions authorized and declared with respect to the class or series of Equity Stock from which the Excess Stock was converted and will be payable to the Trustee of the Trust in which such Excess Stock is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Excess Stock in an amount equal to the dividends and distributions authorized and declared on each share of stock of the class or series of Equity Stock from which the Excess Stock was converted. Any dividend or distribution paid to a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

                  Section 16. Liquidation Distributions for Excess Stock. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock converted from Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock converted from Preferred Stock and having the same rights to payment upon liquidation, dissolution or winding up as such Preferred Stock and, in the case of Excess Stock converted from Common Stock, ratably with each other holder of Common Stock and Excess Stock converted from Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Preferred Stock) and
(ii) Common Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Common Stock).

                  Any liquidation distributions to be distributed with respect to Excess Stock shall be distributed in the same manner as proceeds from the sale of Excess Stock are distributed as set forth in Section 19 of this Article V.

                  Section 17. Voting Rights for Excess Stock. Any vote cast by a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be void ab initio. While the Excess Stock is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Equity Stock which have been converted into shares of Excess Stock for the benefit of the Charitable Beneficiary.

                  Section 18. Non-Transferability of Excess Stock. Excess Stock shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Excess Stock to any Person if the shares of Excess Stock would not be Excess Stock in the hand of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Excess Stock shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Equity Stock that were converted into Excess Stock or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift or devise), the Market Price of the shares of excess stock on the date of Transfer and (ii) the price received by the Trustee from the sale or other disposition of the Excess Stock held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 15 of this Article V. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and/or Preferred Stock, as applicable, and such shares of Common Stock and/or Preferred Stock, as applicable, would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 20 of this Article V.

                  Section 19. Stock Exchange Transactions. Nothing in this
Article V shall preclude the settlement of any transaction entered into through the facilities of any United States or foreign securities exchange or quotation system on which the stock of the Corporation is listed or admitted to trading. The fact that the settlement of any transaction may occur shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

                  Section 20. Call by Corporation on Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share payable to the Purported Record Transferee equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a Transfer without consideration, the Market Price at the time of such Transfer) and (ii) the Market Price of the Common Stock or Preferred Stock from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 15 of this Article V. The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Corporation's receipt of notice pursuant to Section 5 of this Article V and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article V, the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this
Article V.

                  Section 21. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

                  Section 22. Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                   ARTICLE VI

                  6. Term. The corporation is to have perpetual existence.

                                   ARTICLE VII

                  7. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation and to authorize and cause to be executed, mortgages and liens upon the property and franchises of the Corporation.

                                  ARTICLE VIII

                  8. Election of Directors. The stockholders and directors shall have the power to hold their meetings and to keep the books, documents, and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise may be required by the laws of Delaware. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE IX

                  9. Limitation of Liability. To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its tockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be limited or eliminated o the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE X

                  10. Merger or Sale of Assets. No merger or consolidation of the Corporation, nor any sale, lease or exchange of substantially all of the assets of the Corporation, may be affected without the affirmative vote of the holders of 66 2/3 % of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of stockholders called for that purpose.

                                   ARTICLE XI

                  11. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation; provided, however, that Articles V, X and XI may not be amended, altered, changed or repealed without the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of stockholders called for that purpose.

                  IN WITNESS WHEREOF, HMG/COURTLAND PROPERTIES, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Maurice Wiener, its Chairman, and Lawrence Rothstein, its President and Secretary, this day of June, 2001.


                                         ------------------------------------
                                         Maurice Wiener, Chairman



[CORPORATE SEAL] ATTEST:                 _________________________________
                                         Lawrence Rothstein,
                                         President and Secretary

                                                                        ANNEX B

                         HMG/COURTLAND PROPERTIES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER



I. PURPOSE

The audit committee (the "Audit Committee") of the board of directors (the "Board") of HMG/Courtland Properties, Inc. (the "Corporation") shall provide assistance to the Board in fulfilling its responsibility to stockholders, potential investors and others for the oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     *    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and internal control system.

     * Review and appraise the audit efforts of the Corporation's independent accountants.

     * Maintain free and open communication with and among the independent accountants, financial and senior management of the Corporation and the Board.

In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Corporation's Ethical Code of Conduct.


II.COMPOSITION

The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;


Audit Committee Charter                                             Page 1 of 6

     (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board services, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless an Audit Committee Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee.

III. MEETINGS

The Audit Committee shall meet at least one time annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Audit Committee should also meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairman may, if deemed necessary, meet with the independent accountants and/or management quarterly to review the Corporation's financial statements consistent with
Section IV below.



Audit Committee Charter                                             Page 2 of 6

IV. RESPONSIBILITIES AND DUTIES

The Committee shall:

        A. Documents/Reports Review

               1.   Review and reassess the Charter at least annually.

               2. Review and discuss the Corporation's audited financial statements for each fiscal year with management and the independent accountants; discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards Number 61, as it may be modified or supplemented; review the written disclaimer and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented; and discuss with the independent accountants the independence of the independent accountants. Based on the review and discussions in the preceding sentence, make a recommendation to the Board on inclusion of the audited financial statements in the Annual Report on Form 10-K for each fiscal year. The review shall also include any certification, report or opinion rendered by the independent accountants and discussions regarding the adequacy of disclosures and content, quality of earnings, reserves and accruals, suitability of accounting principles, reasonableness of estimates and other judgmental matters and such other matters that the Audit Committee deems appropriate.

               3. Review and discuss, with management and the independent accountants, adjustments recorded as a result of the audit of the Corporation's financial statements for each fiscal year, and the effects of audit findings that were not adjusted in the underlying accounting records of the Corporation.

               4. Review, discuss and assess, with management and the independent accountants, the impact of new accounting pronouncements on the Corporation's financial statements and related disclosures.

               5. Review and discuss, with management and the independent accountants, any reports on the Corporation's internal accounting controls rendered by the independent accountants. The review shall include discussions regarding the quality, adequacy and effectiveness of the Corporation's accounting and financial controls including computerized information system controls and security.

               6. Review with the independent accountants the matters that the independent accountants are required to communicate to the Audit Committee as a result of their review of the Corporation's interim financial information and Quarterly Reports on Form 10-Q. For this purpose, the Chairman of the Committee may act on behalf of the entire Committee.

        B. Independent Accountants

               7.   Recommend  to the  Board on an annual  basis the  selection, retention or, where appropriate, replacement of the independent accountants. In doing so, the Audit Committee shall determine the independence of the independent accountants by: (i) reviewing and considering the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented, that they


Audit Committee Charter                                             Page 3 of 6
                    are independent; (ii) actively engaging in a discussion with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent accountants. The independent accountants shall have ultimate accountability to the Board and the Audit Committee, as representatives of the stockholders of the Corporation. The Audit Committee shall also consider the effectiveness of the independent accountants, and shall approve the auditing services to be rendered by the independent accountants and the fees or other compensation to be paid to the independent accountants related thereto.

               8.   Review the  performance of the  independent  accountants and
                    approve   any   proposed   discharge   of  the   independent
                    accountants when circumstances warrant.

               9. Review, with the independent accountants, the nature, timing and scope of the proposed audit of the Corporation's financial statements for each fiscal year and the procedures to be utilized in each such audit.

               10. Review all reports issued by the independent accountants and provide the independent accountants with full access to the Audit Committee and the Board to report on any and all matters deemed appropriate by the independent accountants.

               11. Periodically consult with the independent accountants outside the presence of management regarding internal controls and the completeness and accuracy of the Corporation's annual financial statements.

               12. Direct the attention of independent accountants towards specific matters or areas deemed to be of special significance, and authorizing the independent accountants to perform supplemental reviews or audits that the Audit Committee may deem advisable.

        C. Financial Reporting Processes

               13. Review the integrity of the Corporation's financial reporting processes, both internal and external, by consultation with the independent accountants at least once annually.

               14. Consider the independent accountants' judgments regarding the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

               15. Consider and approve, if appropriate, significant changes to the Corporation's accounting principles and practices as suggested by the independent accountants or management.

               16. Make inquires, at least annually, of management and the independent accountants with regard to significant risks and exposures facing the Corporation and assess the steps management has taken to minimize such risks.




Audit Committee Charter                                             Page 4 of 6

        D. Process Improvement

               17. Establish systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of annual financial statements and the view of each as to appropriateness of such judgments.

               18. Review, subsequent to the completion of the annual audit, separately with management and the independent accountants any significant difficulties encountered during the course of the audit, significant changes in the audit plan or scope of work and any restrictions on the scope of work or access to required information.

               19. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

               20.  Review significant  findings during the year with management
                    and  the  independent   accountants,   including  status  of
                    previous audit recommendations.

               21. Review, with the independent accountants and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. These reviews should be conducted at appropriate times subsequent to implementation of changes or improvements, as decided by the Audit Committee.

        E. Legal Compliance

               22. Review with corporate counsel any legal compliance matters, including corporate securities trading policies, as may be deemed appropriate by the Committee.

               23. Discuss with management, and with corporate counsel when necessary, the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate by the Committee.

               24. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.


Audit Committee Charter                                             Page 5 of 6

        F. Audit Committee Reporting

               25.  Submit   periodic   reports  to  the  Board   regarding  the
                    activities of the Audit Committee.

               26. Issue annual summary reports regarding the composition of the Audit Committee, its responsibilities, its activities and its oversight conclusions to the Board.

               27. Issue such reports as may be required for inclusion in the Corporation's proxy statement.



This Audit Committee Charter adopted this 4th day of August, 2000.

Revision Date:        N/A
                  -----------------------------------

Revision Number:           N/A
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